Exhibit 99.2

Isleworth Healthcare Acquisition Corp. Announces Closing of $207,000,000 Initial Public Offering, Including

Full Exercise of Underwriter Over-Allotment Option

St. Petersburg, FL, March 2, 2021 – Isleworth Healthcare Acquisition Corp. (NASDAQ: ISLEU) (the “Company”) announced today the closing of its initial public offering of 20,700,000 units, which included the full exercise of the underwriters’ over-allotment option, at a price to the public of $10.00 per unit. The units began trading on the Nasdaq Capital Market under the symbol “ISLEU” on February 25, 2021.

Each unit consists of one share of common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the common stock and warrants are expected to be traded on the Nasdaq Capital Market under the symbols “ISLE” and “ISLEW,” respectively.

I-Bankers Securities, Inc. served as the sole book-running manager of the offering and Dawson James Securities, Inc. and Northland Capital Markets acted as co-managers of the offering.

The offering was made only by means of a prospectus. Copies of the prospectus related to this offering may be obtained from I-Bankers Securities, Inc. at 535 5th Ave., 4th Floor, New York, NY 10017.

A registration statement relating to the securities was declared effective by the Securities and Exchange Commission (“SEC”) on February 24, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Isleworth Healthcare Acquisition Corp.

Isleworth Healthcare Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. It intends to focus on a business combination with a company in the healthcare industry. We anticipate targeting companies domiciled in North America and Europe that are developing assets in the biopharmaceutical and medical technology/medical device space which aligns with our management team’s experience in operating healthcare companies and in drug and device/technology development. We have operating expertise in managing large and high growth businesses and more specifically, in the life sciences industry. Collectively, we have built, managed, bought and sold companies or technologies all over the world. Al Weiss (Chairman, Director), former President, Worldwide Operations Walt Disney Parks and Resorts, and Bob Whitehead (CEO, Director), a long-standing pharmaceutical executive, in the United States and internationally, and in large and emerging stage companies, will lead the team. The team includes Dan Halvorson (EVP & CFO, Director), experienced public and private company executive in financial planning and operations in the life science, technology and artificial intelligence industries; Vipul Patel, MD, (Director), a pioneer in the development and utilization of robotic surgical technologies, and is connected to many emerging stage med tech and device companies; Marc Kozin, (Director), led the development of LEK’s life science strategic planning practice, and has more than 30 years of healthcare M&A experience and serves on various bioscience boards; Bob Dahl (Director), formerly Managing Director of Healthcare Investments at the Carlyle Group and was previously co-head of healthcare investment banking at Credit Suisse; and Michelle McKenna (Director), an experienced board member and she has significant experience in M&A and early stage companies, and as a C-suite executive of the NFL, she is responsible for the highly effective Covid-19 contract tracing program across the league.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Dan Halvorson

Executive Vice President & Chief Financial Officer and Board Member

dan@isleworthhealthcare.com